Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005, appearing in the Annual Report on Form 10-K of Iowa Telecommunications Services, Inc. and Subsidiaries for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP
Des Moines, Iowa
August 1, 2005